SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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BellSouth Corporation
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March 12, 2004

MEMORANDUM

TO:	BellSouth Officers
FROM:	Becky Dunn

BellSouth shareholders will be receiving their 2004 Annual Meeting material, including their Proxy Statement and 2003 Annual Report, in the mail over the next few weeks. Employee shareholders, including officers, will receive this material on Monday, March 15 via an e-mail from BellSouth Shareholder Services. Your vote matters. Since our officer team owns a significant percentage of the shares owned by all employees, it is very important that you open the e-mail and vote your proxy. The e-mail will contain links to the proxy material and the secure proxy voting site. It will also contain a unique control number that will allow you to vote online or by telephone. Please do not delete that e-mail before voting!

This year's Proxy Statement includes several important proposals, one of which is to approve the new BellSouth Corporation Stock and Incentive Compensation Plan. Our current incentive compensation plan will expire this year and the new plan is intended to replace that plan and allow the grant of incentive compensation awards in the future.

In addition, there is a Directors' proposal to amend the By-laws to provide for the annual election of the members of the Board of Directors. To be adopted, this proposal must be approved by the owners of 75% of the Company's outstanding shares. Passage of this amendment will strengthen BellSouth's corporate governance practices.

Please take the time to vote!

If you have any questions or problems voting, please contact Larry Littrel at 404-249-3444 or Belinda Massafra at 404-249-2410.

March 10, 2004

MEMORANDUM

TO:	BellSouth Retired Officers BellSouth Retired Directors
FROM:	Becky Dunn

BellSouth shareholders will be receiving their 2004 Annual Meeting material, including their Proxy Statement and 2003 Annual Report, in the mail over the next few weeks. As in previous years, all of the proposals to be voted on are important. This year, your vote is especially critical because the Directors' proposal to amend the By-laws to provide for the annual election of the members of the Board of Directors requires approval by the owners of 75% of the outstanding shares. Passage of this amendment will strengthen BellSouth's corporate governance practices.

Additionally, the Proxy Statement includes a proposal to approve the new BellSouth Corporation Stock and Incentive Compensation Plan. Our current incentive compensation plan will expire this year and the new plan is intended to replace that plan and allow the grant of incentive compensation awards in the future.

We need your support! Please take the time to read the Proxy Statement and vote your proxy.